As Filed with the Securities and Exchange Commission July  11, 2005
                             Registration No.: 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             DOCUCOURIER CORPORATION
                                1415 Shunk Street
                        Philadelphia, Pennsylvania 19145
                                  856-810-1888
          (Address and telephone number of principal executive offices)

                               Matthew N. Maganaro
                                1415 Shunk Street
                        Philadelphia, Pennsylvania 19145
                                  856-810-1888
            (Name, address and telephone number of agent for service)

           Delaware                      7340                  22-3808487
-------------------------------  ----------------------  -----------------------
(State or other jurisdiction of   Primary Industrial       (I.R.S. Employer
incorporation or organization)      Class Code No.        Identification No.)

                                 WITH A COPY TO

                               Gary B. Wolff, P.C.
                                805 Third Avenue
                            New York, New York 10022
                                  212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


                                                           Proposed
  Title of Each Class Of                                   Maximum              Proposed Maximum           Amount of
Securities To Be Registered        Amount To Be         Offering Price         Aggregate Offering        Registration
                                Registered(1)          Per Unit (2)                Price (1)                  Fee
----------------------------    --------------------   -----------------    -------------------------    --------------
Common stock, $ .0001            2,505,698 shares            $.01                    25,057                 $ 2.95
par value per share


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

--------------------------
(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of '33, as amended. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price. The factor considered and utilized herein consisted of and is based upon the fact that as of March 31, 2005, our per share book value was less than $.01 per share. Accordingly, in determining the offering price, DocUCourier chose the value of $.01 per share.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                       Subject to completion ___ __, 2005


                                2,505,698 Shares

                             DocUCourier Corporation

                                  Common Stock

As of June 28 , 2005, we had 19,220,930 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 2,505,698 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is not traded on any public market.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

Investing in our common stock involves high risks. See "High Risk Factors" beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____ ___, 2005.

                               PROSPECTUS SUMMARY

This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this prospectus. Because it is a summary, it does not contain all the information you should consider before making an investment decision.

When we refer in this Prospectus to "DocUCourier", "we", "us", "our company" or similar terms, we mean DocUCourier Corporation. Our principal executive offices are located at 1415 Shunk Street, Philadelphia, Pennsylvania 19145 and our telephone number is (856) 810-1888. Our website is: www.DocUCourier.com.

Our Company

We had no revenues for the years ended December 31, 2003 and 2004, nor did we have any revenues for the interim quarter ended March 31, 2005. We commenced doing business in 1999 and we were incorporated in Delaware on June 27, 2000. We intend to provide business users with an integrated software and service solution that utilizes the internet to provide same day delivery of digital or physical documents at hundreds of locations throughout the United States. We believe that we can offer our services at lower price points than our competitors such as Federal Express and other same day and overnight couriers, however, no assurance can be given that we can compete effectively.
We anticipate that we will continue to incur net losses for at least the next 18 months. We have incurred a net loss of $ 577,608 for the year ended December 31, 2003 and a further net loss of $34,466 for the year ended 2004 and an additional net loss of $74,214 for the quarter ended March 31, 2005. We have an accumulated deficit of $559,307 as of March 31, 2005. Our current liabilities exceeded our current assets by $202,533 as of December 31, 2004 and by $251,152 as of March 31, 2005 and the report of our independent registered public accounting firm on our financial statements for the year ended December 31, 2004 contains an explanatory paragraph regarding our ability to continue as a going concern. We estimate that our current funds on hand will be insufficient to fund our operations absent additional funding and/or loans.

The Offering

The shares being offered for resale under this prospectus consist of approximately 13% of the outstanding shares of our common stock held by the selling stockholders identified herein.

Shares of common stock offered by us:               None

Shares of common stock which may be
sold by the Selling Stockholders:
                                                    2,505,698

Shares of common stock outstanding:                 19,220,930

Use of Proceeds:                                    We will not receive any
                                                    proceeds from the resale of
                                                    shares offered by the
                                                    Selling Stockholders hereby,
                                                    all of which proceeds will
                                                    be paid to the Selling
                                                    Stockholders.

Risk Factors:                                       The purchase of our common
                                                    stock involves a high degree
                                                    of risk.

Trading Market:                                     None.

Selling stockholders will sell at a fixed price of $.01 per share until our shares of common stock are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

                                HIGH RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, the trading price of our common stock, if any, could decline, and you could lose all or part of your investment.

1. Our operating history is too limited to permit investors to make reasonable evaluations based upon our past history and performance.

We were incorporated under the laws of the State of Delaware in June 2000. We derived no revenue producing activities from 2003 through May of 2005. We have an insufficient operating history upon which an evaluation of our future performance and prospects can be made. Our future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets.

We cannot be certain that our business strategy will be successful or that we will ever be able to generate revenues. Furthermore, we believe that it is possible that we may incur operating losses and negative cash flow for the foreseeable future.

2. We have limited financial resources and our auditors' report on our financial statements indicates that there is significant uncertainty about our ability to continue as a going concern. Absent financial resources we will be unable to undertake programs designed to expand our business or wholly implement our Business Plan.

We have limited financial resources and have not established a source of equity or debt financing. In addition, we have not established a source of ongoing revenue and we have no backlog of revenue-producing services. Our auditors indicated that there is significant uncertainty about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2004. We will require additional financing and revenue to establish our business and implement our strategic plan. There can be no assurance that outside financing will be available or found. If we are unable to obtain financing, we may not be able generate revenue producing activities.

If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail or terminate our operations. Additionally, we do not currently have sufficient resources to pay all of the direct costs of this offering. We have a binding Agreement that our President will loan the money to do so, if necessary, and our counsel will defer his fees, which Agreement may be summarized as follows:

We will pay all costs relating to this offering estimated at $98,103. This amount will be paid, as and when necessary and required, or otherwise accrued on our books and records until we are able to pay the full amount due either from revenues or loans from our president. Absent sufficient revenues to pay these amounts within nine months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus. If and when loaned, the loan will be evidenced by a non-interest-bearing unsecured corporate note to be treated as a loan until repaid, if and when we have the financial resources to do so. A formal written arrangement exists with respect to our president's commitment to loan funds as indicated herein and accordingly, the agreement between us, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

3. Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.


We have no committed source of financing. On occasion our board of directors may attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized [50,000,000 - but un-issued 30,779,070] shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management's ability to maintain control of us.

4. Loss of the services of our Chief Executive Officer or Chief Information Officer could harm our operations.

We depend on Matthew N. Manganaro, our Chief Executive Officer, as well as George J. Lavin, III, our Chief Information Officer, to execute our Business Plan. The loss of our Chief Executive Officer or Chief Information Officer could diminish our ability to develop and maintain relationships with suppliers, customers, potential customers and our ability to expand our business. We cannot currently afford "key man" life insurance policy on any of our executives or employees. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified managerial personnel. Competition for such personnel may become intense as the industry grows. If we fail to attract or retain highly qualified managerial personnel in the future, our business could be disrupted.

5.       There are potential conflicts of interest.

Of our six (6) key personnel, only two (2) persons (Messrs. Manganaro and Eady) presently devote significant time to our affairs. Accordingly, the other four
(4) individual(s) may have conflicts of interest in allocating management time among various business activities. In the course of other business activities, certain key personnel may become aware of business opportunities that may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Notwithstanding the fact that we have two employees who devote significant time to our affairs, we still have not had any sales primarily because we have been working on securing financing and bringing the Company's product to the point where sales may be feasible. At this point, our President remains un-salaried and our developmental work has been completed. Mr. Eady currently maintains our servers for one thousand ($1,000) dollars a month.

6. We operate in a market that is intensely and increasingly competitive, and if we are unable to compete successfully, we may be unable to achieve profitability or to continue operations.

The market for document delivery is highly competitive. Our future success will depend on our ability to adapt to the rapidly changing industry, technology, product offerings and evolving demands of the marketplace. Significant changes in technology could hinder us from competing in the market place if we fail to anticipate these changes or do not have the resources to make adjustments to our operations. Many of our competitors have longer operating histories, larger customer bases, and significantly greater financial, technical, marketing and public recognition than we do. Our competitors may also be better positioned to address technological and market developments or may react more favorably to technology changes.

Our revenue, if any, could decline because of system failure or other reasons. The failure to obtain additional customers and the failure to retain existing customers will harm our operating history.


7. We may face damage to our reputation if our future customers are not satisfied with our services.

We will depend to a large extent on referrals and new business from affinity partners and will attempt to establish a reputation for high-caliber services and competitive pricing to attract and retain customers. As a result, if a customer is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will be able to attract and retain customers in the foreseeable future.

8. Our certificate of incorporation provides for indemnification of officers and directors at our expense and limits their liability.

Our certificate of incorporation and applicable Delaware law provide for indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

9. Currently there is no market for our securities, and there can be no assurances that any market will ever develop or that our common stock will be quoted for trading and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no market whatsoever for our securities. We will seek to have a market maker file an application with the NASD on our behalf to quote the shares of our common stock on the NASD OTC Bulletin Board ("OTCBB"). There can be no assurance as to whether such market maker's application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of our securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

10. If a market develops for our shares, rule 144 sales may depress prices in that market.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period (at least one year) may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and market based volume limitations are not available for securities quoted only over the OTCBB. There is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of at least two (2) years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

All 19,220,930 issued and outstanding shares have been held by Company stockholders for an excess of one (1) year and therefore, assuming the Company is current with respect to its '34 Act Reporting Requirements, the holders thereof may utilize Rule 144.

11. Our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to adversely affect stockholder voting power and perpetuate their control over us.

Our Certificate of Incorporation, as amended to date, authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $.0001 per share.

The specific terms of the preferred stock have not been determined, including:

        o        designations;
        o        preferences;
        o        conversions rights;
        o        cumulative, relative;
        o        participating; and
        o        optional or other rights, including:
                 o        voting rights;
                 o        qualifications;
                 o        limitations; or
                 o        restrictions of the preferred stock.

Our Board of Directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof. This form of securities is commonly referred to as "blank check preferred."

The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations.

Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

12. All 2,505,698 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of this registration statement.

All 2,505,698 shares of our common stock held by nineteen (19) shareholders that are being registered in this offering may be sold subsequent to effectiveness of this registration statement either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also "Selling Stockholders" and "Plan of Distribution" elsewhere in this Prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

13. The ability of our Chief Executive Officer to control our business may limit minority shareholders' ability to influence corporate affairs.

Upon the completion of this offering, our Chief Executive Officer will beneficially own approximately fifty three percent (53%) of our outstanding common stock assuming that selling shareholders sell all shares being registered. Because of his beneficial stock ownership, our Chief Executive Officer will be in a position to continue to elect all of the members of the Board of Directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, mergers with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by the majority shareholders (our President).

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 2,505,698 of our 19,220,930 of the currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

                              SELLING STOCKHOLDERS

         All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of June 7, 2005, and as adjusted to give effect to the sale of the shares offered hereunder.


                                                                  (3) SHARES AND
                                    SHARES OWNED       SHARES   PERCENTAGE TO BE     RELATIONSHIP TO
                                          BEFORE        BEING        OWNED AFTER     DocUCourier
SELLING SECURITY HOLDERS                OFFERING      OFFERED           OFFERING     OR AFFILIATES
------------------------                --------      -------           --------     -------------
Matthew N. Manganaro                  11,225,000    1,042,500         10,182,500     Chairman, Chief Executive
                                                                          52.98%     Office and President
David Silverstein                        700,000       70,000            630,000     Counsel, Secretary and Director
                                                                           3.28%
Rachael First                            150,000      150,000                -0-     Daughter of Counsel, Secretary
                                                                                     and Director Silverstein
Jennie M. Silverstein                    150,000      150,000                -0-     Daughter of Counsel, Secretary
                                                                                     and Director Silverstein
George Lavin, III                        750,000       75,000            675,000     Chief Information Officer and
                                                                           3.51%     Director
Robert O'Hare                            250,000       25,000            225,000     Shareholder
                                                                           1.17%

Stephen Filoramo                         150,000      150,000                -0-     Shareholder
DocUCourier Canada                       150,000      150,000                -0-     Shareholder
Louis & Dora Milano                       15,000       15,000                -0-     Shareholders
Salvatore Manganaro & Elizabeth                                              -0-     Salvatore Manganaro is
Oakes                                     30,000       30,000                        deceased; Elizabeth Oakes is

                                                                                     the sister of the CEO
Frederick & Marion Rossi                  30,000       30,000                -0-     Brother-in-Law and Sister of
                                                                                     CEO
Francis Menna                             30,000       30,000                -0-     Cousin of CEO
Frank & Debra Ciala                       45,000       45,000                -0-     Shareholders
Marc Vogin                               225,000      225,000                -0-     Shareholder
Morris Wohl                               50,000        5,000            *45,000     Chief Operating Officer
Daniel Imperato                        1,361,710       70,000          1,291,710     Shareholder
                                                                           6.72%
Elaine Wolff                                 278          278                -0-     Shareholder
Gary Wolff                               142,920      142,920                -0-     Counsel
John Wallace                             100,000      100,000                -0-     Shareholder
Total                               **15,554,908    2,505,698         13,049,210


*Percentage is only indicated if greater than 1%
------------------
(3) Based on 19,220,930 shares of common stock issued and outstanding as of June 7, 2005.

** Does not include an additional 3,666,022 shares owned by persons and/or firms who are not Selling Stockholders.

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling security holders.

Matthew N. Manganaro, our President, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and, thereafter, at prevailing market prices, or privately negotiated prices.

                         DETERMINATION OF OFFERING PRICE

There is no established public market for the common equity being registered. As of March 31, 2005, our per share book value was less than $.01 per share. Accordingly, in determining the offering price, DocUCourier chose the value of $.01 per share.

                                 DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

                              MARKET FOR SECURITIES

There is no public market for our common stock, and a public market may never develop. While we will seek to obtain a market maker to apply for the inclusion of our common stock in the Over the Counter Bulletin Board ("OTCBB") we may not be successful in our efforts, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market. If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

                        SUMMARY OF FINANCIAL INFORMATION

You should read the following summary of financial information together with "Management's Discussion and Analysis or Plan of Operation" and our financial statements and the related notes, all of which appear elsewhere in this prospectus.

The summary information presented below under "Balance Sheet Data" for the year ended December 31, 2004 and "Operations Data" for, and as of the end of, each of the years ended December 31, 2004 and 2003, is derived from our audited financial statements. The information as of March 31, 2005 and for the three months ended March 31, 2005 and 2004, is unaudited but, in the opinion of management, contains all adjustments (none of which were other than normal recurring accruals) necessary for a fair presentation of the results of these periods. The following information is only a summary and you should read it in conjunction with our financial statements and notes beginning on page F-1.


Balance Sheet Data:

                                                    As of                                 As of
                                                March 31, 2005                       December 31, 2004
                                                --------------                       -----------------
                                                 (UNAUDITED)
                                                 -----------
Assets                                           $   487,698                            $    574,419

Liabilities                                      $   388,711                            $    401,217

Common Stock 19,220,930 shares                   $     1,922                            $      1,922

Additional Paid In Capital                       $   656,372                            $    656,372

Accumulated Deficit                              $  (559,307)                           $   (485,092)

Total Stockholders' Equity                       $    98,987                            $    173,202

OPERATIONS DATA

                                                Quarter Ended                          Quarter Ended
                                                March 31, 2005                         March 31, 2004
                                                --------------                       -----------------
                                                 (UNAUDITED)                             (UNAUDITED)
                                                 -----------                             -----------
Statement of Operations Data:

Operating Revenues                               $         -                            $          -

Operating Expenses                               $    91,221                            $      1,385

Net Loss                                         $   (74,214)                           $     (1,385)

Basic and Diluted Loss Per Share                 $     (0.00)                           $      (0.00)

Weighted Average Number of Shares
Outstanding                                       19,220,930                              19,134,392

                                       14


                                                  Year Ended                            Year Ended
                                               December 31, 2004                     December 31, 2003
                                               -----------------                     -----------------
Statement of Operations Data:

Operating Revenues                               $         -                            $          -

Operating Expenses                               $    34,466                            $    577,608

Net Loss                                         $   (34,466)                           $   (577,608)
Basic and Diluted Loss Per Share                 $     (0.00)                           $      (0.03)

Weighted Average Number of Shares
Outstanding                                       19,199,355                              17,947,185




              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange of 1934. Forward-looking statements deal with our current plans, objectives, projections, expectations, assumptions, strategies, and future events. Words such as "may", "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", "will", "should", "could" variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our plans, our strength and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information also are forward-looking statements.
Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from what is currently anticipated. We make cautionary statements in certain sections of this prospectus, including under "Risk Factors". You should read these cautionary statements as being applicable to all related forward-looking statements wherever they appear in this prospectus, in the materials referred to in this prospectus, in the materials incorporated by reference into this prospectus or in our press releases, if any. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
No forward-looking statement is a guarantee of future performance, and you should not place undue reliance on any forward-looking statement.

            MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DocUCourier intends to market its service through many channels. We have three primary sources of revenue: (1) Software Licensing Revenue, (2) Print and Delivery Revenue, and (3) Master Licensing/Distribution Revenue.

For a $39.95 license fee for DocUCourier software, each licensed user will receive unlimited use of DocUCourier's portal and ASP services - secure, encrypted e-mail; the Electronic Envelope; customer service; and "pdf" software conversion and print utility. It should be understood that, considering potential affinity relationships and the Company's potential decision to seed the market with no cost, or low cost, software to promote increased document print and delivery transactions, our software revenue projections might change. However, the Company believes that any decrease in licensing revenues will be offset by increased document print and delivery revenue.

Our print and delivery forecasts assume that our customers, using the RAPiD Print and Delivery option will all choose the "next day" delivery service, including both print and delivery, priced at an average total cost of $21.95. The forecasts also assume the timing of a user's physical print and delivery transaction will lag, by one quarter, their purchase of a DocUCourier software license. We assume that in the second year (the first full fiscal year), each user will average 8 RAPiD print and delivery transactions per year (2 deliveries per quarter). We believe by the end of the third year, RAPiD print and delivery transactions per licensed user will climb to an average of 12 per year (one transaction a month, 3 transactions per quarter). In reality, some users may never use the RAPiD Print and Delivery option; while others will find that the Print and Delivery option can become their sole printing, document courier and transfer utility.

Finally, as the company expands internationally, we envision additional licensing revenue from the sale of "master" licensing agreements. These licensing agreements would entitle the licensee to offer and resell the DocUCourier products and services - both our software and print and delivery services - to discreet geographical locations, such as countries or other defined areas.

The company intends to spend heavily on personnel and advertising activities as we rollout and build the DocUCourier brand. Once sales begin to reach reasonable levels, the majority of the personnel expenses will be focused on building and maintaining world-class, market-leading technical and customer service capabilities. Therefore spending on all these aspects is crucial to our success in achieving our vision of becoming the "new standard" for time-critical document delivery services.

Liquidity

As of June 30, 2005 we had $1,500 in cash.

DocUCourier does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding in excess of $5,000,000 for the next 12 months to continue our operations because we do not have a capital intensive business plan. Private capital, if sought, will be from former business associates of our founder or private investors referred to us by those business associates. To date, we have not obtained any commitment for any funding. If a market for our shares ever develops, of which there can be no assurances, we will use shares to compensate employees/consultants and independent contractors wherever possible.

Our minimum cash requirement for the next 12 months is approximately $5,000,000 consisting of our Officer Salaries ($474,000); Office/Tech Support Salaries ($247,305); Engineer Salaries ($240,000); Customer Service Salaries ($90,000); Marketing ($150,000); Payroll Benefits, ($57,750); Payroll Taxes ($122,710); Office Rent ($120,000); Telephone Network (DSL) ($91,000); Advertising ($47,500); Consulting ($60,000); , Warranty Repairs and Maintenance ($10,000); Dues and Subscriptions ($6,000); Seminars/Training ($55,000); Travel ($27,500); Interest ($0.00); Costs of Sales (Software Open License) ($3,000,000); Office Supplies & Printing Costs ($30,000); Insurance ($100,000) and professional fees ($60,000)consisting of legal and accounting fees principally to comply with '34 Exchange Act reporting requirements. The foregoing is exclusive of any additional fees we may incur regarding printing and/or photocopying and subsequent mailing of any proxy statements or annual reports. Our auditors indicated in their report on our financial statements that there is significant uncertainty about our ability to continue as a going concern. If necessary, our president has agreed in writing to defer compensation otherwise payable to him to the extent that gross profits are insufficient to pay DocUCourier's costs and expenses so as to permit us to remain viable and has further agreed to loan to DocUCourier amounts necessary to meet DocUCourier's expenses if sufficient revenues are not generated therefore. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when DocUCourier has the financial resources to do so. This Agreement is filed as Exhibit 10.3 to DocUCourier's Registration Statement of which this Prospectus is a part.

DocUCourier will pay all costs relating to this offering estimated at $98,102, as and when necessary and required, either from revenues or from loans made to us by our president. Absent sufficient revenues to pay these amounts within nine
(9) months of the date of this prospectus our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus. If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when DocUCourier has the financial resources to do so. A formal written arrangement exists with respect to our president's commitment to loan funds as indicated herein, and accordingly, the agreement between DocUCourier, our President and our counsel (filed as Exhibit 10.2 to the registration statement to which this prospectus is a part) is binding upon all parties.

For all other costs which we are unable to pay because of insufficient revenues, we will attempt to negotiate deferrals or settle them using non-cash consideration such as issuance of our securities. If revenues are insufficient to meet costs other than those which can be deferred or settled with noncash consideration, we will have to seek financing. If financing is not available we may have to reduce operations.

Recent Accounting Pronouncements

No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on our reported financial position or results of operations.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Because of our limited level of operations, we have not had to make material assumptions or estimates

Seasonality

To date, we have not noted seasonality as a major impact on our business

                             DESCRIPTION OF BUSINESS

General

We are a Company with limited revenues. We commenced doing business in 1999 and we were incorporated in Delaware on June 27, 2000. We intend to provide business users with both software and an integrated software and service solution that uses the Internet to provide same day delivery of digital or physical documents at hundreds of locations throughout the United States. We believe that we can offer our services at lower price points than our competitors such as Federal Express, UPS and Kinkos and other same day and overnight couriers (although there can be no assurance that such will be the case). Since our inception, we have been engaged in research and development in connection with our technology. If we are able to achieve sufficient financing, management believes that we will be in a position to execute our business plan.

Strategy

Our strategy is to utilize our proprietary software and document delivery system known as RAPiD(TM) ("Registered Agent for Print and Internet Delivery") to provide same day "hard copy" delivery of electronic documents across the country and, eventually, the world. Our proprietary software and anticipated network of print locations will enable us to:

               o Eliminate physical drop boxes, trucks, distribution hubs and airplanes required by traditional overnight couriers - and, instead, use the Internet to distribute documents to print facilities located close to the recipient of the physical document;
               o Offer our customers the ability to reduce the time and cost necessary to physically transfer documents to diverse delivery points - because they will not need to leave their computer; and
               o Maintain security of the document's contents for our customers by using encryption and authorized print locations.

Based on the above strategy, we believe that we will have the ability to offer customers document delivery services at prices lower than our competitors as a result of our lower operating costs. We will also offer customers the option to deliver both electronic or "hard copy" physical documents without leaving their computer or office.

          o For electronic documents - we will offer our customers the ability to convert their documents on their desktop into a PDF document for delivery via the Internet in an encrypted Electronic Envelope to anyone with Internet access at no additional cost to their original software purchase.

          o For physical or "hard copy" documents - we will initially offer our customers physical delivery overnight. After implementing our RAPiD print location network, we plan to be able to offer "same day" delivery of "hard copy" documents within 5 hours in, initially, approximately 250 of the largest domestic markets and, eventually, many international locations, at approximately one-half the cost charged by our competitors for same day delivery.

We have entered into strategic business relationships with "on demand" print centers located in Seattle, Memphis and Ottawa Canada. In addition, we have a strategic relationship with Federal Express, which will deliver our overnight physical documents via their existing courier network.

We are also in negotiations with the Associated Mail and Postal Centers / Neighborhood Postal Centers (AMPC / NPC), and anticipate formal execution of an agreement within the next thirty (30) days. AMPC/NPC, through their approximately 2,700 member locations, will both sell our software products and provide RAPiD document printing and delivery services in select locations.

Market

The last several years proved to be significant for the document delivery industry - and also validated DocUCourier's basic business premise - that consumers and businesses of all sizes pay for value and convenience. During this time, the two largest US "overnight" carriers of documents - Federal Express and UPS - made significant acquisitions in this marketplace. First, UPS acquired Mail Boxes Etc. ("MBE") and began renaming those locations as the UPS Store. More recently, Federal Express acquired Kinko's - with a primary, expressed intent of merging the process by which consumers create and deliver documents around the block, across the nation, and finally around the world.

One need only look at the growth FedEx and UPS are experiencing in their business to realize the significant potential for DocUCourier and its shareholders. Between 2003 and 2004, UPS reported increases in all its business segments averaging approximately 9%. FedEx reported increases averaging approximately 10% for its fiscal year ending May 31, 2004. These two companies alone, account for more than $60 billion in revenues from both document and package delivery. Based upon information provided by the courier industry in general, including information from UPS and FedEx in their annual reports, revenues for traditional couriers were estimated to have exceeded $300 billion during 2003. In its 2002 annual report, UPS alone estimated that approximately 40% of its $30 billion in revenue was derived from document (as opposed to package) delivery.

The DocUCourier business model goes beyond both the FedEx and UPS models, merging document production and delivery at the document place of origin - the computer. The Company also believes its product is technically superior to the current FedEx Kinko's product - and will allow virtually any properly equipped print facility to compete with FedEx Kinko's.

Other market forecasts are equally optimistic. In November 2003, CapVentures noted that the on demand print market would be $12 billion in 2004. According to a 2003 article in Forbes Magazine, 33.5% of companies are willing to pay extra for secure online document delivery systems and 31% of the worldwide document delivery business will move to the Internet in 2005, creating a $30 billion market for online file transfer and document delivery.

In light of the foregoing, management believes that the size of the document courier market combined with business users need for fast and secure physical document deliveries will provide a market for our services and DocUCourier's share of the document market can grow if DocUCourier expands its RAPiD document production and delivery networks.

Marketing Strategy

We intend to initially focus on marketing our software and services to the financial, legal and medical markets. Our plan is to brand our software and services as the de facto standard for delivery of time critical business documents. Our initial marketing strategy will be executed through a combination of:

          o Direct sales efforts to physical packaging and printing locations, to establish RAPiD Print and Delivery locations, including revenue sharing agreements, to encourage those locations to market our software and document delivery services to their existing client base;

          o    Advertising in business and industry-focused periodicals; and

          o    Direct  marketing   efforts   targeting  large  enterprise  users
               utilizing expanded, customizable versions of our software.

We intend to offer our products and services at competitive prices. We initially intend to license our software for a license fee of $39.95. Software users will have unlimited use of our pdfSafeMail software, portal and Electronic Envelope e-mail service. In addition, we intend to offer "same day" (i.e., within five hours) physical document delivery at a price of $34.95 (assuming a reasonable package size) in the majority of the largest 250 domestic markets and, eventually, many international markets. We will initially offer next day service at a price of $21.95 (assuming a package of no more than one pound). In addition, a guaranteed pick up service will be provided, including completion of printed document at approved RAPiD Print and Delivery location within three hours after the Electronic Envelope leaves the sender's desktop, for $7.95.

We intend to work with our RAPiD Print and Delivery location to establish print on demand printing costs of approximately $0.15 per page for black and white pages and $0.99 per page for color pages.

Competition

Competition in our industry is intense and most of our competitors have greater financial, technical and other resources. Competition will come from a wide variety of courier services, companies offering e-mail services, software, hardware and printers many of which have more employees, finances and other resources and greater name recognition. We intend to compete based on our technology and strategic relationships that we develop. We cannot assure you that we will be able to compete successfully.

Intellectual Property

We presently do not have any patents or trademarks with respect to our software or other intellectual property. Upon obtaining sufficient additional financing we intend to evaluate whether to attempt to protect our intellectual property through appropriate state and federal registrations and enforcement as applicable. We cannot assure you that we will be able to protect our intellectual property from potential infringement.

Employees

Of our six (6) key personnel, only two (2) persons (Messrs. Manganaro and Eady) presently devote significant time to our affairs. The other four (4) individual(s) presently devote their time to our affairs on an "as needed" basis.

Property

Our principal executive offices are located at 1415 Shunk Street, Philadelphia, Pennsylvania 19145 provided to us by our President (who owns the property) at no cost, which serves as our principal address. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
The following is a list of our directors, executive officers and key employees.
Names                            Ages     Positions
-----                            ----     ---------
Matthew N. Manganaro               48     Chairman, Chief Executive Officer and
                                          President
George J. Lavin, III               46     Chief Information Officer and Director
David Silverstein                  68     Counsel, Secretary and Director
Morris Wohl                        59     Chief Operating Officer
Robert Eady                        38     Acting Chief Technology Officer
Nyles H. Cole                      47     Controller

Matthew N. Manganaro has served as our Chairman, Chief Executive Officer and President since the incorporation of the Company in June 2000. Mr. Manganaro has over 20 years experience as an entrepreneur, computer technologist, software developer and corporate executive. He is also presently the Chief Executive Officer of Doc U Base Digital Systems, Inc., which he founded in 1997. Doc U Base Digital Systems, Inc. is engaged in the business of document scanning and digital document management.

George J. Lavin, III, has served as our Chief Information Officer since 2000. Mr. Lavin has over 20 years of professional and management experience in both the high technology and legal fields. Since 1993, Mr. Lavin has practiced law at Lavin, O'Neil, Ricci, Cedrone & DiSipio, primarily defending automobile manufacturers in product liability cases. To more effectively defend and manage his cases, which involve large numbers of documents, Mr. Lavin has developed, and implemented several database and imaging document management solutions. These solutions have since been adopted and implemented by some of the largest corporations and law firms in the country.

David Silverstein, has served as our Counsel, Secretary and Director, since the company's inception. Mr. Silverstein has been in private practice of law in Philadelphia, for over forty (40) years. Over that time, he has developed extensive experience in corporate, business law, and litigation. Throughout his career, Mr. Silverstein has represented numerous corporations and businesses, including high technology companies.

Morris Wohl, has served as our Chief Operating Officer since 2002. Mr. Wohl has over 30 years of professional, sales, marketing, and management experience in the high technology, information processing and banking fields. Since February of 2002, Mr. Wohl has been a management consultant, working with various corporations on projects that include: developing infrastructure, structuring partnerships, and implementing joint business ventures. Between October 1999 and February 2002, Mr. Wohl was Senior Vice President and Chief Marketing and Sales officer for 1st WebBank Direct, a division of Sovereign Bancorp. In that role, Mr. Wohl was responsible for developing and executing the bank's marketing and sales strategy; managing a nationwide staff; and structuring joint marketing and business partnerships.

Robert Eady, has served as our Acting Chief Technology Officer since 2002. Mr. Eady has over 17 years of technology experience as a senior developer, engineer and manager in several leading software development companies. Since 1997, Mr. Eady has served as the president and CEO of MousePoint Incorporated.

Nyles H. Cole, has served as our Controller since 1999. Mr. Cole has over 20 years of experience in public and private accounting and finance, and business systems automation. Since 1999, Mr. Cole has served as the CFO of the Jewish Publication Society.

All directors are elected at each annual meeting and serve for one year and until their successors are elected and qualified. Our officers serve at the discretion of our board of directors.

There are no written Employment Agreements between DocUCourier and any of its Officers and Directors.

Meetings and Committees of the Board of Directors

Our Board of Directors conducts its business through meetings of the Board and through activities of its committees.

Our Board of Directors has not established any committees, including an audit committee, an option committee, or a nominating committee. The functions of those committees are being undertaken by the entire board as a whole. No member of our board is a financial expert. As we expand our board in the future we will seek to add one or more members who are independent and financial experts.

During the fiscal year ended 2004, the Board (i) held four (4) meetings of the Board, at which all the directors attended, and (ii) adopted resolutions by unanimous written consent four (4) times. We have not yet adopted a Code of Ethics.

Possible Potential Conflicts

No member of management is presently required by us to work on a full time basis. Accordingly, certain conflicts of interest may arise between the company and our officer(s) and director(s) in that they have other business interests to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.

Stock Option Plan

Pursuant to the June 7, 2005 board of directors approval and subsequent stockholder approval, DocUCourier adopted our 2005 Non-Statutory Stock Option Plan (the "Plan") whereby we reserved for issuance up to 1,500,000 shares of our common stock. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding under the Plan.

As previously indicated, the board of directors, on June 7, 2005, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of DocUCourier and our subsidiaries, if any. The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates. In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants. We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The board of directors believes that important advantages to DocUCourier are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

The principal terms of the Plan are summarized below; however, it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan, a copy of which has been filed as an exhibit to this Registration Statement.

Summary Description of the DocUCourier 2005 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, DocUCourier and our subsidiaries, if any, with additional incentives by increasing their ownership interest in DocUCourier. Directors, officers and other employees of DocUCourier and our subsidiaries are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended. Further, NSO's have two disadvantages compared to ISO's in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO's is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

          a. decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

          b.   extend the NSO period, or

          c. materially increase the benefits accruing to Plan participants, or

          d.   materially modify Plan participation eligibility requirements, or

          e.   extend the expiration date of the Plan.

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.


                                  Equity Compensation Plan Information
                                                                                      Number of securities
                                                                                     remaining available for
                                                                                      future issuance under
                               Number of securities to be      Weighted-average        equity compensation
                                 issued upon exercise of      exercise price of         plans (excluding
                                  outstanding options,       outstanding options,    securities reflected in
                                   warrants and rights       warrants and rights           column (a))

        Plan category                      (a)                       (b)                       (c)
Equity compensation plans
approved by security holders                        -                       -
Equity compensation plans not
approved by security holders                        -                       -                         -
            Total                                   -                       -


Executive Compensation

No executive officer or director has received compensation of $100,000 or more during the years ended June 30, 2004 or 2003. We currently have no formal written salary arrangement with our president, or other officers.

...................................................................................................................................
                                                                                Long Term Compensation
                                          Annual Compensation                      Awards            Payouts
                                                                          Restricted   Securities
                        Year                                Other            Stock     Underlying     LTIP
     Name and          Ended                  Bonus         Annual         Award(s)     Options/     Payouts       All Other
Principal Position    June 30    Salary ($)    ($)     Compensation ($)       ($)       SARs (#)       ($)      Compensation ($)
Matthew N.              2004           -        -             -                -          -             -              -
Manganaro
President               2003           -        -            $42,500 (1)       -          -             -              -
...................................................................................................................................
(1) Received 425,000 shares for services valued at fair market value of $.10 per share at date of issuance.

                             PRINCIPAL SHAREHOLDERS

As of June 7, 2005, we had 19,220,930 shares of common stock outstanding which are held by 440 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of June 7, 2005; of all directors and executive officers of DocUCourier; and of our directors and officers as a group.

                                    Number of Shares
            Name and Address of       Beneficially         Percent
            Beneficial Owner (4)      Owned (5)           of Class
            --------------------    -----------------     --------
        Matthew N. Manganaro               11,225,000     58.40%
        George J. Lavin, III                  750,000      3.90%
        David Silverstein                     700,000      3.64%
        Morris Wohl                            50,000          *
        Daniel Imperato                     1,361,710      7.08%

        Officers and Directors as
        a group (4 members)                12,725,000     66.20%

*Less than 1%

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of DocUCourier is our President Matthew N. Manganaro.
Our principal executive offices are located at 1415 Shunk Street, Philadelphia, Pennsylvania 19145 provided to us by our President (who owns the property) at no cost, which serves as our principal address. There is no written lease agreement.

------------------------

(4)      The  address for each person is 1415 Shunk  Street,  Philadelphia,  PA.
19145
(5) Unless otherwise indicated, DocUCourier believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. No shares of Company common stock are owned by the wives or minor children of any of our officers or directors and accordingly, no further disclosure is required in accordance with . SEC Release 33-4819.

Other than as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us: o Any of our directors or officers;

          o    Any person proposed as a nominee for election as a director;

          o Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

          o    Any of our promoters;

          o Any relative or spouse of any of the foregoing persons who has the same house as such person

DocUCourier has entered into certain Agreements regarding (i) its President deferring compensation, if necessary, and lending funds to DocUCourier to meet on-going expenses (Exhibit 10.3); and (ii) its President lending funds to it, if necessary, to pay for costs of this offering (Exhibit 10.2). Both Exhibits are filed as part of DocUCourier's Registration Statement of which this Prospectus is a part.

                      Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

              Disclosure of Commission Position of Indemnification
                         for Securities Act Liabilities

Our certificate of incorporation and applicable Delaware law provide for indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore, if it is ultimately determined that any such person shall not have been entitled to indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          DESCRIPTION OF CAPITAL STOCK

Introduction

Our Articles of Incorporation, as amended to date, authorize the issuance of 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, each with a par value of $.0001. To date, 19,220,930 shares of common stock have been issued, while no preferred shares have been issued.

Preferred Stock

DocUCourier's Certificate of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

          o    the number of shares and the designation of the series;

          o whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

          o whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

          o whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

          o whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

          o the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our Amended Certificate of Incorporation as filed June 21, 2005 increased our authorized shares of common stock from 20,000,000 to 50,000,000, and an additional 1,000,000 shares of preferred stock. As of June 7, 2005, 19,220,930 shares of our common stock were outstanding and were held by 440 shareholders.

The holders of our common stock:

          o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

          o    are entitled to share ratably in all of the assets  available for
               distribution  to  holders  of  common  stock  upon   liquidation,
               dissolution or winding up of our affairs;

          o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

          o    are entitled to one non-cumulative  vote per share on all matters
               submitted  to   stockholders   for  a  vote  at  any  meeting  of
               stockholders.

See also Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Authorized but Un-issued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of FSI, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Anti-Takeover Law

We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if:

          o the transaction is approved by the board of directors before the time the interested stockholder attained that status;

          o upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or

          o at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

Shareholder Matters

As a Delaware corporation, we are subject to the Delaware Revised Statutes ("DRS" or "Delaware law"). Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

         A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

          o    listed on a national securities exchange,

          o    included  in  the   national   market   system  by  the  National
               Association of Securities Dealers, or

          o    held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

          o    the articles of incorporation, and all amendments thereto,

          o    bylaws and all amendments thereto; and

          o a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Transfer Agent

The transfer agent for our common stock is North America Transfer 147 West Merrick Road Freeport, New York 11520, telephone number (516) 379-8501.

                              PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

          o    on any market that might develop;

          o    in transactions other than market transactions;

          o    by pledge to secure debts or other obligations;

          o (if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

          o (6)purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

          o    in a combination of any of the above.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.
-------------------------
(6) If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of their shares in DocUCourier to a broker-dealer as principal and the broker-dealer is acting as underwriter, DocUCourier will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in this registration statement as required and filing the agreement as an exhibit to this registration statement.

Affiliates and/or promoters of DocUCourier who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the (a) date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or (b) date on which all shares offered by this prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

          o the basis on which the broker or dealer made the suitability determination, and

          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

State Securities - Blue Sky Laws

There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Strong shares of common stock.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 142,920 shares of our common stock.

                                     EXPERTS

The financial statements of DocUCourier as of December 31, 2004 and the years ended December 31, 2004 and 2003 included in this prospectus have been audited by Sherb & Co., LLP, independent registered public accountants, and have been so included in reliance upon the report of Sherb & Co, LLP given on the authority of such firm as experts in accounting and auditing.

                          UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended March 31, 2005 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

As of the date of this prospectus, DocUCourier became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N. W., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

DocUCourier Corporation
1415 Shunk Street
Philadelphia, PA 19145
856-810-1888

                            DOCUCOURIER, CORPORATION
                          INDEX TO FINANCIAL STATEMENTS





Report of Independent Registered Public Accounting Firm.....................F-2

Balance Sheet as of December 31, 2004.......................................F-3

Statements of Operations for the years ended
December 31, 2004 and 2003..................................................F-4

Statement of Stockholders' Equity for the years ended
December 31, 2004 and 2003..................................................F-5

Statements of Cash Flows for the years ended
December 31, 2004 and 2003..................................................F-6

Notes to Financial Statements.......................................F-7 to F-12

Unaudited Balance Sheet as of March 31,....................................F-13

Unaudited Statements of Operations for the three month
periods ended March 31, 2005 and 2004.....................................F-14

Unaudited Statements of Cash Flows for the three month periods ended
March 31, 2005 and 2004...................................................F-15

Notes to Financial Statements (Unaudited)..........................F-16 to F-17

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
DoCUourier, Corporation
Philadelphia, Pennsylvania

         We have audited the accompanying balance sheet of DoCUourier, Corporation as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DocUCourier, Corporation as of December 31, 2004, and the results of their operations and their cash flows for the years ended December 31, 2004 and 2004, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses and has a working capital deficiency as more fully described in Note 3. These issues among others raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





                                                  /s/Sherb & Co., LLP
                                                  Certified Public Accountants

New York, New York
January 18, 2005

                             DOCUCOURIER CORPORATION

                                  BALANCE SHEET


                                                                December 31,
                                                                    2004
                                                           ---------------------

                                     ASSETS

Current assets:
      Cash and cash equivalents                            $             33,110
      Prepaid and other current assets                                   29,500
                                                           ---------------------
          Total current assets                                           62,610


Equipment, net                                                            1,614


Intangible Assets                                                       510,195
                                                           ---------------------
                                                           $            574,419
                                                           =====================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                     $             27,117
      Loan payable                                                       20,000
      Note payable                                                      150,000
      Deferred taxes                                                     68,026
                                                           ---------------------
          Total current liabilities                                     265,143

Deferred Taxes                                                          136,074

Stockholders' Equity:
      Common stock ($.0001 Par Value; 20,000,000 shares
          authorized; 19,220,930 issued and outstanding)                  1,922
      Additional paid-in capital                                        656,372
      Accumulated deficit                                              (485,092)
                                                           ---------------------
          Total stockholders' equity                                    173,202
                                                           ---------------------

                                                           $            574,419
                                                           =====================




                       See notes to financial statements.
                                       F-3

                             DOCUCOURIER CORPORATION

                            STATEMENTS OF OPERATIONS





                                                              Year ended
                                             ------------------------------------------------
                                              December 31, 2004         December 31, 2003
                                             --------------------      ----------------------

Operating expenses:
     General and administrative              $            34,466       $             577,608
                                             --------------------      ----------------------

Total operating expenses                                  34,466                     577,608
                                             --------------------      ----------------------

Net loss                                     $            34,466       $             577,608
                                             ====================      ======================

Net loss per share - basic and diluted:      $              0.00       $               (0.03)
                                             ====================      ======================

Weighted average common shares outstanding
     basic and diluted                                19,199,355                  17,947,185
                                             ====================      ======================



                       See notes to financial statements.

                              DOCURIER CORPORATION
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004


                                                 Common Stock
                                      -----------------------------------     Additional      Retained Earnings
                                          Shares             Amount        Paid-in Capital        (Deficit)          Total
                                      ---------------    ---------------   --------------   -------------------  --------------
Balance at January 1, 2003                13,220,000     $        1,322           56,878               126,982         185,182

Shares issued for services                 5,775,930                578          577,016                     -         577,594

Net loss                                           -                  -                -              (577,608)      (577,608)
                                      ---------------    ---------------   --------------   -------------------  --------------
Balance at December 31, 2003              18,995,930              1,900          633,894              (450,626)        185,168

Shares issued with note                      225,000                 22           22,478                     -          22,500

Net loss                                           -                  -                -               (34,466)        (34,466)
                                      ---------------    ---------------   --------------   -------------------  --------------
Balance at December 31, 2004              19,220,930     $        1,922    $     656,372    $         (485,092)  $     173,202
                                      ===============    ===============   ==============   ===================  ==============





                       See notes to financial statements.
                                       F-5

                             DOCUCOURIER CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                           Year ended
                                                                         -----------------------------------------------
                                                                           December 31, 2004         December 31, 2003
                                                                         --------------------     ----------------------
     Cash flows from operating activities:
        Net loss                                                         $           (34,466)     $            (577,608)
                                                                         --------------------     ----------------------
     Adjustments to reconcile net loss to net cash provided by/(used in)
        operating activities:
        Depreciation and amortization                                                    115                          -
        Stock issued for services                                                          -                    577,594
        Stock issued for note                                                         22,500                          -
        Changes in operating assets and liabilities:
            Prepaid expenses                                                          (9,500)                         -
            Increase in accounts payable                                              (5,000)                         -
                                                                         --------------------     ----------------------
     Total adjustments                                                                 8,115                    577,594
                                                                         --------------------     ----------------------
Net cash used in operating activities                                                (26,351)                       (14)
                                                                         --------------------     ----------------------

Cash flows from investing activities:
     Purchase of equipment                                                            (1,730)                         -
                                                                         --------------------     ----------------------
Net cash used in investing activities                                                 (1,730)                         -
                                                                         --------------------     ----------------------

Cash flows from financing activities:
     Loan                                                                            150,000                          -
     (Paydown) receipt of affiliate loan                                             (88,995)                       200
                                                                         --------------------     ----------------------
Net cash provided by financing activities                                             61,005                        200
                                                                         --------------------     ----------------------

Net increase (decrease) in cash and cash equivalents                                  32,924                        186
Cash at beginning of year                                                                186                          -
                                                                         --------------------     ----------------------
Cash and cash equivalents at end of year                                 $            33,110      $                 186
                                                                         ====================     ======================

Supplemental cash flow information: Cash paid during the year for:
        Interest                                                         $                 -      $                   -
                                                                         ====================     ======================
        Income taxes                                                     $                 -      $                   -
                                                                         ====================     ======================

Non-Cash Transactions:
     Prepaid expenses paid by loan                                       $            37,984      $                   -
                                                                         ====================     ======================

     Deferred interest paid by common stock                              $            22,500      $                   -
                                                                         ====================     ======================



                       See notes to financial statements.
                                       F-6

                            DOCUCOURIER, CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES

The Company

DocUCourier, Corporation (the "Company" or "DocUCourier") was formed on June 27, 2000 in the state of Delaware to provide business users a single, fully integrated software and service solution that uses the Internet to deliver digital and/or physical documents on the same day to locations throughout the United States. Since inception, DocUCourier has been in the research and development mode.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts payable and accrued expenses, loans and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Income taxes

The Company files federal and state income tax returns in the United States. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Equipment

Equipment is stated at cost. Depreciation is provided using the straight-line method over the estimated economic lives of the assets, which is five years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                            DOCUCOURIER, CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
              POLICIES (Continued)


Research and development

Research and development costs are expensed as incurred.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

Long-lived Assets

The Company reviews long-lived assets to be held and used or disposed of, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected cash flows undiscounted and without interest, is less than the carrying amount of the asset, am impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value. At December 31, 2004, no assets were impaired.

Purchased and Internally Developed Software Costs for Future Project Use

Purchased software is recorded at the purchase price. Software products that are internally developed are capitalized when a product's technological feasibility has been established. Amortization begins when a product is available for general release to customers. The amortization is computed on a straight- line basis over the estimated economic life of the product, which is generally three years, or on a basis using the ratio of current revenue to the total of current and anticipated future revenue, whichever is greater. All other research and development expenditures are charged to research and development expense in the period incurred. Management routinely assesses the utility of its capitalized software for future usability in customer projects. No write downs were recorded in 2004.

Loss Per Share

Basic loss per share is based on net loss divided by the weighted average common shares outstanding or deemed to be outstanding during the period. Diluted loss per share assumes exercise of in-the-money stock options and warrants outstanding into common stock at the beginning of the year or date of issuance, unless they are anti-dilutive. A total of 100,000 potential shares were excluded from the fully diluted calculation as they are ant-dilutive.

                            DOCUCOURIER, CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)


Net Loss Per Common Share - Basic loss per common share is calculated by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that would occur if dilutive stock options and warrants were exercised. These potentially dilutive securities were not included in the calculation of loss per share for the periods presented because the Company incurred a loss during such periods and thus their effect would have been anti-dilutive. Accordingly, basic and diluted loss per common share is the same for all periods presented.

Recent accounting pronouncements

In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123R, "Share-Based Payment", or SFAS No. 123R. This Statement is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Statement requires entities to recognize stock compensation expense for awards of equity instruments to employees based on the grant-date fair value of those awards (with limited exceptions). SFAS No. 123R is effective for the first interim or annual reporting period that begins after December 15, 2005. Under SFAS No. 123R, the Company had the option to utilize the intrinsic value method of measuring such compensation, and provided additional disclosures in its quarterly financial statements that reflected the impact on net income and earnings per share on a pro forma basis as if the Company had applied the fair value method to stock-based employee compensation. The pro forma disclosures previously permitted under SFAS No. 123 will no longer be an alternative to financial statement recognition. Although we have not yet determined whether the adoption of SFAS No. 123R will result in amounts that are similar to the current pro forma disclosures under SFAS No. 123, we are evaluating the requirements under SFAS No. 123R and do not expect the adoption to have a significant adverse impact on our statements of income and net income per share.

On December 16, 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of Accounting Principles Board ("APB") Opinion No. 29". SFAS 153 addresses the measurement of exchanges of nonmonetary assets and redefines the scope of transactions that should be measured based on the fair value of the assets exchanged. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe adoption of SFAS 153 will have a material effect on its financial position, results of operations or cash flows.

                            DOCUCOURIER, CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 2 - GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent the realizable or settlement values. The Company has incurred significant losses and had a working capital deficit at December 31, 2004. The successful commercialization of the Company's technology is dependent on the Company's ability to successfully finance its cash requirements through equity financings. The Company's independent registered public accounting firm, in their report on the consolidated financial statements as of and for the year ended December 31, 2004, have expressed substantial doubt about the Company's ability to continue as a going concern.

The Company is attempting to raise new capital. To the extent that the Company is unable to successfully obtain the capital necessary to fund its future cash requirements on a timely basis and under acceptable terms and conditions, the Company will not have sufficient cash resources to maintain operations, and may consider a formal or informal restructuring or reorganization.

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2004, property and equipment consisted of the following:

                                        Estimated Life
         Computer Equipment               5 Years           $           1,729

         Less: Accumulated Depreciation                                  (115)
                                                            ------------------

                                                            $           1,614
                                                            ==================

For the years ended December 31, 2004 and 2003, depreciation expense amounted to $115 and $0, respectively.

NOTE 4 - INTANGIBLE ASSETS
         Intangible assets consist of capitalized software product and content development costs to be sold, leased or otherwise marketed.

         Capitalized software product and content development costs to be sold, leased or otherwise marketed consist principally of expenses directly related to the development and modifications of software products and content capitalized in accordance with the provisions of SFAS No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Amortization of capitalized software product and content development costs is provided at the greater of the ratio of current product revenue to the total of current and anticipated product revenue or on a straight-line basis over the estimated economic life of the software, which we have determined to generally be three years.

                            DOCUCOURIER, CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004



NOTE 4 - INTANGIBLE ASSETS (Continued)

Future amortization of intangible assets is expected to be as follows:

                        Year ended December 31,

                           2006         $ 170,065
                           2007           170,065
                           2008           170,650


NOTE 5 - LOAN PAYABLE

In November, 2004, the Company borrowed $20,000 from a shareholder of the Company. The loan is interest free, is unsecured and is payable on demand.

NOTE 6 - NOTE PAYABLE

On February 4, 2004, the Company borrowed $150,000 from an individual. The note bears no interest and is guaranteed by the President of the Company. The note is payable within six months from the date of receipt of funds from a private placement. In consideration of the loan the Company issued 225,000 shares of its common stock valued at $.10 per share, the fair market value on the date of the issuance and 100,000 warrants, exercisable at $1.00 per share within sixty days of the date of issuance.

NOTE 7 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $59,000 at December 31, 2004. Temporary differences, which give rise to a net deferred tax asset, are as follows:

                            DOCUCOURIER, CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004




NOTE 7 - INCOME TAXES (Continued)


                                                       2004               2003
                                                 ---------------    ----------------
         Deferred tax asset

              Net operating loss carryforward            23,500              15,100
              Other temporary differences                 5,400                   -
                                                 ---------------    ----------------
                  Total deferred tax assets              28,900              15,100

         Less:  Valuation allowance                     (28,900)            (15,100)
                                                 ---------------    ----------------
                                                              -                   -

         Deferred tax (liability)
           Software costs capitalized for
             financial statements                      (204,100)           (204,100)
                                                 ---------------    ----------------
       Net deferred tax (liability)              $     (204,100)    $      (204,100)
                                                 ===============    ================


The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for fiscal 2004 and 2003:


------------------------------------------------------ -------------------------- ----------------------------
                                                                 2004                        2003
------------------------------------------------------ -------------------------- ----------------------------
Computed "expected" tax  (benefit)                                       (12,100)                    (202,200)
------------------------------------------------------ -------------------------- ----------------------------
State income taxes, net of federal effect                                 (1,700)                     (28,900)
------------------------------------------------------ -------------------------- ----------------------------
 Permanent differences - Shares issued for services                            -                      231,100
------------------------------------------------------ -------------------------- ----------------------------
Increase in valuation allowance                                           13,800                            -
------------------------------------------------------ -------------------------- ----------------------------
 Tax (benefit)                                                                 -                            -
------------------------------------------------------ ========================== ============================

The valuation allowance at December 31, 2004 was $28,900. The increase during fiscal 2004 was $13,800.

                            DOCUCOURIER, CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004


NOTE 8 - STOCKHOLDERS' EQUITY

Common Stock

In January 2003, the Company issued 775,000 shares of common stock to its president and two other individuals for compensation and legal services in the amount of $77,500, the fair value of the stock on the dates of issuance.

On March 13 2003, the Company issued 5,000,930 shares of common stock for marketing services in the amount of $500,094, the fair value of the stock on the date of issuance.

On February 4, 2004, in connection the issuance of a note with a third party, the Company issued 225,000 shares of common stock. The Company valued these shares at their market value on the date of issuance of $.10 per share and recorded an expense of $22,500.

                             DOCUCOURIER CORPORATION

                                  BALANCE SHEET
                                   (Unaudited)

                                                                March 31,
                                                                  2005
                                                         -----------------------

                                     ASSETS

Current assets:
      Cash and cash equivalents                          $                8,992
      Prepaid and other current assets                                    9,500
                                                         -----------------------
          Total current assets                                           18,492

Equipment, net                                                            1,527

Intangible Assets, net                                                  467,679
                                                         -----------------------
                                                         $              487,698
                                                         =======================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
      Accounts payable                                   $               29,318
      Loans payable                                                      22,300
      Note payable                                                      150,000
      Deferred taxes                                                     68,026
                                                         -----------------------
          Total current liabilities                                     269,644

Deferred Taxes                                                          119,067

Stockholders' Equity:
      Common stock ($.0001 Par Value; 20,000,000 shares
          authorized; 19,220,930 issued and outstanding)                  1,922
      Additional paid-in capital                                        656,372
      Accumulated deficit                                              (559,307)
                                                         -----------------------
          Total stockholders' equity                                     98,987
                                                         -----------------------

                                                         $              487,698
                                                         =======================




                       See notes to financial statements.
                                      F-14

                             DOCUCOURIER CORPORATION

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                               Three months ended
                                                ----------------------------------------------------
                                                    March 31, 2005               March 31, 2004
                                                ---------------------      -------------------------
Operating expenses:
     General and administrative                 $             91,221       $                  1,385
                                                ---------------------      -------------------------

Total operating expenses                                      91,221                          1,385
                                                ---------------------      -------------------------

Loss before income taxes (benefit)                            91,221                          1,385

Income tax (benefit)                                         (17,007)                             -
                                                ---------------------      -------------------------

Net loss                                        $             74,214       $                  1,385
                                                =====================      =========================

Net loss per share - basic and diluted:         $               0.00       $                   0.00
                                                =====================      =========================

Weighted average common shares outstanding
     basic and diluted                                    19,220,930                     19,134,392
                                                =====================      =========================







                       See notes to financial statements.

                             DOCUCOURIER CORPORATION

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                           Three months ended
                                                             -----------------------------------------------
                                                                 March 31, 2005            March 31, 2004
                                                             --------------------     ----------------------
     Cash flows from operating activities:
        Net loss                                             $           (74,214)     $              (1,385)
                                                             --------------------     ----------------------
     Adjustments to reconcile net loss to net cash provided
        by/(used in) operating activities:
        Depreciation and amortization                                     42,603                           -
        Changes in operating assets and liabilities:
            Prepaid expenses                                              20,000                      (9,500)
            Increase in accounts payable                                   2,200                           -
            Decrease in deferred taxes                                   (17,007)                          -
                                                             --------------------     ----------------------
     Total adjustments                                                    47,796                     (9,500)
                                                             --------------------     ----------------------
Net cash used in operating activities                                    (26,418)                   (10,885)
                                                             --------------------     ----------------------

Cash flows from financing activities:
     Loan                                                                  2,300                     75,000
     Paydown of affiliate loan                                                 -                    (24,000)
                                                             --------------------     ----------------------
Net cash provided by financing activities                                  2,300                     51,000
                                                             --------------------     ----------------------

Net increase (decrease) in cash and cash equivalents                     (24,118)                    40,115
Cash at beginning of year                                                 33,110                          -
                                                             --------------------     ----------------------
Cash and cash equivalents at end of year                     $             8,992      $              40,115
                                                             ====================     ======================

Supplemental cash flow information: Cash paid during the
  year for:
        Interest                                             $                 -      $                   -
                                                             ====================     ======================
        Income taxes                                         $                 -      $                   -
                                                             ====================     ======================


                       See notes to financial statements.
                                      F-16

                             DOCUCOURIER CORPORATION
                                 March 31, 2005
                                   (unaudited)


NOTE 1 - Basis of Presentation

The accompanying interim condensed financial statements for the three-month periods ended March 31, 2005 and 2004 are unaudited and include all adjustments considered necessary by Management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These condensed financial statements should be read in conjunction with the information filed as part of the Company's Registration Statement on Form SB-2, of which this Prospectus is a part.

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates

NOTE 2 - Subsequent Event

On May 31, 2005, the Company amended the Company's Articles of Incorporation to
(i) authorize up to 1,000,000 shares of undesignated Preferred Stock ("Preferred Stock") which would allow the Board of Directors of the Company to issue, without further shareholder action, one or more series of Preferred Stock, and
(ii) authorize up to 50,000,000 shares of Common Stock ("Common Stock").

Stock Option Plan

Pursuant to the June 7, 2005 Board of Directors approval and subsequent stockholder approval, DocUCourier adopted its 2005 Non-Statutory Stock Option Plan (the "Plan") which reserved for issuance up to 1,500,000 shares of its common stock. Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code.

No options are outstanding under the Plan.

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, DocUCourier with additional incentives by increasing their ownership interest in DocUCourier. Directors, officers and other employees of DocUCourier are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors providing valuable services.

The Company's Board of Directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the Board of Directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the Board of Directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

         The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

         Until ________ , 2005 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

2,505,698 Shares
DocUCourier Corporation
Common Stock
PROSPECTUS
                    , 2005

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................4
HIGH RISK FACTORS.............................................................5
USE OF PROCEEDS..............................................................11
SELLING STOCKHOLDERS.........................................................12
DETERMINATION OF OFFERING PRICE..............................................13
DIVIDEND POLICY..............................................................13
MARKET FOR SECURITIES........................................................13
SUMMARY OF FINANCIAL INFORMATION.............................................14
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................15
MANAGEMENTS DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................16
DESCRIPTION OF BUSINESS......................................................18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.................22
PRINCIPAL SHAREHOLDERS.......................................................27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................27
DESCRIPTION OF CAPITAL STOCK.................................................29
PLAN OF DISTRIBUTION.........................................................33
LEGAL MATTERS................................................................36
EXPERTS......................................................................36
UNAUDITED INTERIM STATEMENTS.................................................36
WHERE YOU CAN FIND MORE INFORMATION..........................................36

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article "7" of our Certificate of Incorporation provides for indemnification of our officers and directors as follows:

No Director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not eliminate the liability of a Director (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law , or (iv) for any transaction from which the Director derived an improper personal benefit.

In addition, Delaware Corporation Law Section 145 entitled Indemnification of Officers, Directors, Employees and Agents; insurance contains numerous provisions regarding indemnification for those persons indicated in its section heading.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

          SEC Registration fee                                2.95
          NASD Filing Fee                                   100.00
          *Accounting fees and expenses                  45,000.00
          *Legal fees and expenses                       45,000.00
          *Transfer Agent fees                            2,500.00
          *Blue Sky fees and expenses                     4,000.00
          *Miscellaneous expenses                         1,500.00
                                                         ----------
          Total                                         $98,102.95
                                                        ==========
     *Indicates expenses that have been estimated for filing purposes.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

From October 25, 2002 through February 4, 2004, the Company issued an aggregate of 6,220,930 shares to a total of seven (7) persons and/or firms. All shares were valued at $.10 per share with 220,000 of such shares being issued for cash and with an additional 6,000,930 being issued as follows: (i) 775,000 shares (including 425,000 to the Company's President) for services rendered; (ii) *5,000,930 for marketing services; and (iii) 225,000 in connection with a loan.

* These shares were subsequently distributed by the corporate recipient to its 421 shareholders

The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended as well as upon Rule 504 of Regulation D under the Securities Act of '33.



ITEM 27. EXHIBITS.

       3.1  Articles of Incorporation and Amendments
       3.2  By-Laws
       5.1  Opinion of Gary B. Wolff, P.C.*
      10.1  2005 Non-Statutory Stock Option Plan
      10.2  Agreement between DocUCourier, its president and its counsel
      10.3 Agreement between DocUCourier and its president regarding potential deferred compensation
      23.1  Consent of Sherb & Co., LLP
     *23.2  Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)
    *To be filed by amendment
The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28. UNDERTAKINGS.

         The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

         (iii) Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iv) Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


4. Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

             "Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, PA on the 30TH day of July 11, 2005

                                        DocUCourier Corporation

                                        /s/ Matthew N. Manganaro
                                        --------------------------------------
                                    By: Matthew N. Manganaro. Chief Executive
                                        Officer, Chairman and President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature(s)                     Title(s)                              Date

/s/ Matthew N. Manganaro                                          July 11, 2005
---------------------------
By: Matthew N. Manganaro         Chief Executive Officer,
                                 Chairman and President


/s/ George J. Lavin, III                                          July 11, 2005
---------------------------
By: George J. Lavin, III         Chief Information Officer
                                 and Director


/s/ David Silverstein                                             July 11, 2005
---------------------------
By: David Silverstein            Counsel, Secretary and
                                 Director

/s/ Morris Wohl                                                   July 11, 2005
---------------------------
By: Morris Wohl                  Chief Operating Officer